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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 18, 2004


                         SYNOVIS LIFE TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                        State of Incorporation: Minnesota
                 I.R.S. Employer Identification No.: 41-1526554

         Address of principal executive offices: 2575 University Ave. W.
                                                St. Paul, Minnesota 55114

                        Telephone Number: (651) 603-3700

                                   ----------


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On February 18, 2004, Synovis Life Technologies, Inc. (Synovis) issued a press release announcing its earnings for the first quarter ended January 31, 2004.

First-quarter consolidated net revenue was $11.5 million compared to $12.5 million in the year-earlier period. Operating income declined to $567,000 from $1.2 million in the year-ago quarter. The company posted net income of $419,000, or three cents per diluted share, versus $793,000, or eight cents per diluted share, in the first quarter of fiscal 2003.

Cash and cash equivalents at the end of the quarter were $42.6 million. Cash used by operating activities was $419,000 as compared to cash used of $1.7 million in the first quarter of fiscal 2003. The company invested $1.2 million in capital expenditures to support current and future growth during this first quarter of fiscal 2004.

SURGICAL BUSINESS

Surgical business revenue increased 10 percent in the first quarter to $6.7 million from $6.1 million in the year-ago period. The gross margin of 65 percent was unchanged from the year-earlier level. First-quarter operating income was $1.1 million, essentially flat when compared to the prior-year period due to increased R&D expenses, facility expansion and other regulatory, clinical and marketing costs to advance growth opportunities. The surgical business develops, manufactures and markets implantable biomaterial products, tools to facilitate cardiovascular surgeries and products for microsurgery.

Peri-Strips, a patent-protected biomaterial device, again led surgical product sales by contributing net revenue of $3.1 million in the first quarter, a 14 percent gain over the prior-year period. Currently, Peri-Strips sales come predominantly from its use in gastric bypass surgery, a treatment for morbid obesity that affects more than 15 million Americans. More and more patients are seeking gastric bypass surgery. Projections call for 110,000 to 150,000 gastric bypass procedures in 2004, which translates at the maximum to only one percent of the current morbidly obese population undergoing surgical treatment.

INTERVENTIONAL BUSINESS

Interventional business revenue declined to $4.8 million in the 2004 first quarter from $6.4 million in the same period last year. The first-quarter gross margin was 26 percent, an improvement over 23 percent in the prior-year quarter. In the first quarter of fiscal 2004, milestone payments with no associated cost contributed 1 percentage point to the gross margin increase. The quarterly operating loss was $535,000, versus operating income of $99,000 in the prior-year quarter.



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SYNOVIS LIFE TECHNOLOGIES, INC.

Consolidated Results of Operations (unaudited)
(in thousands, except per share data)


                                                  Three Months Ended
                                                      January 31,
                                               2004                   2003
                                          ---------------        ---------------
Net revenue                               $        11,519        $        12,469
Cost of revenue                                     5,901                  7,027
Gross margin                                        5,618                  5,442
Gross margin percentage                                49%                    44%

Selling, general and administrative                 4,157                  3,371
Research and development                              894                    861
Operating income                                      567                  1,210
Interest, net                                          67                      1
Income before provision for
      income taxes                                    634                  1,211

Provision for income taxes                            215                    418

Net income                                $           419        $           793

Basic earnings per share                  $          0.04        $          0.08
Diluted earnings per share                $          0.03        $          0.08


Weighted basic shares
      outstanding                                  10,459                  9,607
Weighted diluted shares
      outstanding                                  12,062                 10,047

Business Segment Information
(in thousands)


                                            Three Months Ended
                                                January 31,
                                       2004                    2003
                                  ---------------         ---------------
Net revenue
    Surgical business             $         6,686         $         6,070
    Interventional business                 4,833                   6,399
                                  ---------------         ---------------
    Total                         $        11,519         $        12,469

Gross margin
    Surgical business             $         4,345         $         3,951
    Interventional business                 1,273                   1,491
                                  ---------------         ---------------
    Total                         $         5,618         $         5,442

Gross margin percentage
    Surgical business                          65%                     65%
    Interventional business                    26%                     23%
    Total                                      49%                     44%

Operating income
    Surgical business             $         1,102         $         1,111
    Interventional business                  (535)                     99
                                  ---------------         ---------------
    Total                         $           567         $         1,210



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Consolidated Condensed Balance Sheets (unaudited)
As of January 31, 2004, and October 31, 2003
(in thousands, except share and per share data)


                                                                      January 31,           October 31,
                                                                         2004                  2003
                                                                    ---------------       ---------------
ASSETS
Current assets:
Cash and cash equivalents                                           $        42,645       $        44,102
Accounts receivable, net                                                      6,010                 6,541
Inventories                                                                  11,991                10,849
Other                                                                         1,864                 1,891
                                                                    ---------------       ---------------
    Total current assets                                                     62,510                63,383


Property, plant and equipment, net                                           11,231                10,559
Goodwill and other intangible assets, net                                     6,878                 6,892
Other                                                                            11                    11
                                                                    ---------------       ---------------
    Total assets                                                    $        80,630       $        80,845
                                                                    ===============       ===============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses                               $         4,790       $         5,903
Current maturities of long-term obligations                                     206                   281
                                                                    ---------------       ---------------
    Total current liabilities                                                 4,996                 6,184


Long-term obligations and deferred income taxes                                 583                   599
                                                                    ---------------       ---------------

    Total liabilities                                                         5,579                 6,783
                                                                    ---------------       ---------------


Shareholders' equity:
Preferred stock: authorized 5,000,000 shares of $.01 par
     value; none issued or outstanding at both dates                             --                    --
Common stock: authorized 20,000,000 shares of $.01 par
     value; issued and outstanding, 11,487,482 and 11,435,638
     at January 31, 2004 and October 31, 2003, respectively                     115                   114
Additional paid-in capital                                                   70,525                69,956
Retained earnings                                                             4,411                 3,992
                                                                    ---------------       ---------------
    Total shareholders' equity                                               75,051                74,062
                                                                    ---------------       ---------------
    Total liabilities and shareholders' equity                      $        80,630       $        80,845
                                                                    ===============       ===============


                                      # # #



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (c)  Exhibits.

         (99.1) Synovis Life Technologies, Inc. News Release dated February 18, 2004.


ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 18, 2003, Synovis Life Technologies, Inc. (Synovis) issued a press release announcing its earnings for the first quarter ended January 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1, and is furnished in accordance with Item 12 of Form 8-K. In accordance with General Instruction
B.6. of Form 8-K, all of the information in this Item and the accompanying exhibit shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Synovis will also publish the press release, including the supplemental information contained therein, on its website at www.synovislife.com.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SYNOVIS LIFE TECHNOLOGIES, INC.


                                         By: /s/ Connie L. Magnuson
                                             -----------------------------------
February 18, 2004                            Connie L. Magnuson
                                             Vice-President of Finance, Chief
                                             Financial Officer and Corporate
                                             Secretary